                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                           MARKWEST ENERGY GP, L.L.C.

     I.   The name of the limited liability company is:

                           MARKWEST ENERGY GP, L.L.C.

     II. The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the limited liability company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of MARKWEST ENERGY GP, L.L.C. this 22nd day of January, 2002.


                                        MARKWEST HYDROCARBON, INC.


                                        By: /s/ Arthur J. Denney
                                           ------------------------------------
                                        Title: Executive Vice President
                                              ---------------------------------